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                                                                                        Exhibit 11
                                   THE MAY DEPARTMENT STORES COMPANY
                                 COMPUTATION OF NET EARNINGS PER SHARE

                                                        13 Weeks Ended           26 Weeks Ended
                                                     Aug. 2,      Aug. 3,      Aug. 2,     Aug. 3,
                                                      1997         1996         1997        1996
(millions, except per share)

Net earnings from continuing operations            $       116  $       110  $      214  $      208
ESOP Preferred Dividends, net of tax
  benefit on unallocated shares                             (4)          (4)         (9)         (9)
Preferred Dividend requirements                              -            -           -           -

Net earnings available for
  common shareowners:
     Continuing operations                                 112          106         205         199
     Discontinued operation                                  -            -           -          11
     Extraordinary loss                                      -            -          (4)          -
Total net earnings available for
  common shareowners                               $       112  $       106  $      201  $      210

Average common shares outstanding                        231.3        249.7       233.4       249.6

Net earnings per share:
     Continuing operations                         $      0.48  $      0.42  $     0.87  $     0.79
     Discontinued operation                                  -            -           -        0.05
     Extraordinary loss                                      -            -       (0.01)          -
Total net earnings per share                       $      0.48  $      0.42  $     0.86  $     0.84

Primary Computation

Net earnings available from
  continuing operations                            $       112  $       106  $      205  $      199
Deferred comp. dividend adjustment                           -            -           -           -

Adjusted net earnings available:
     Continuing operations                         $       112  $       106  $      205  $      199
     Discontinued operation                                  -            -           -          11
     Extraordinary loss                                      -            -          (4)          -
Total adjusted net earnings available              $       112  $       106  $      201  $      210

Average common shares outstanding                        231.3        249.7       233.4       249.6
Common share equivalents (CSE's)                           1.5          1.7         1.3         1.6

Average common stock and CSE's                           232.8        251.4       234.7       251.2

Primary earnings per share:
     Continuing operations                         $      0.48  $      0.42  $     0.87  $     0.79
     Discontinued operation                                  -            -           -        0.05
     Extraordinary loss                                      -            -       (0.01)          -
Total Primary Earnings per share                   $      0.48  $      0.42  $     0.86  $     0.84

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                                                                                        Exhibit 11
                                   THE MAY DEPARTMENT STORES COMPANY
                                 COMPUTATION OF NET EARNINGS PER SHARE

                                                        13 Weeks Ended           26 Weeks Ended
                                                     Aug. 2,      Aug. 3,      Aug. 2,     Aug. 3,
                                                      1997         1996         1997        1996

(millions, except per share)

Fully Diluted Computation:

Adjusted net earnings available from
  continuing operations-PRIMARY                    $       112  $       106  $      205  $      199
Earnings impact of assumed conversion
  of ESOP Preference Shares, net of tax
  benefit on unallocated common shares                       3            3           7           6

Adjusted net earnings available-
  FULLY DILUTED:
     Continuing operations                                 115          109         212         205
     Discontinued operation                                  -            -           -          11
     Extraordinary loss                                      -            -          (4)          -
Total adjusted net earnings available-
  FULLY DILUTED:                                   $       115  $       109  $      208  $      216

Average common shares and CSE's                          232.8        251.4       234.7       251.2
Additional CSE's attributable to
  treasury stock method                                     .8            -          .9           -
ESOP Preference Shares                                    15.3         14.3        15.4        14.5

Average Common Shares Outstanding on
  fully diluted basis                                    248.9        265.7       251.0       265.7

Fully Diluted earnings per share:
     Continuing operations                         $      0.46  $      0.41  $     0.84  $     0.77
     Discontinued operation                                  -            -           -        0.04
     Extraordinary loss                                      -            -       (0.01)          -
Total Fully Diluted Earnings per share             $      0.46  $      0.41  $     0.83  $     0.81

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